Exhibit 3.39

CERTIFICATE OF FORMATION

OF

USHI, LLC

(filed under and pursuant to Section 18-201 of the Limited Liability Company Act)

The undersigned, an authorized natural person, for the purpose of forming a limited liability company under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the “Delaware Limited Liability Company Act”), hereby certifies that:

FIRST. The name of the limited liability company is USHI LLC.

SECOND. Pursuant to the requirements contained in Section 18-104 of the Delaware Limited Liability Company Act, the name of the LLC’s registered agent is National Corporate Research, Ltd. The address of the registered agent is 615 South DuPont Highway, in the city of Dover, County of Kent, Delaware, 19901.

Executed on July 23, 2002.

/s/ James W. Cuminale
Authorized Person
James W. Cuminale

CERTIFICATE OF AMENDMENT
OF
USHI, LLC

1.             The name of the limited liability company is USHI, LLC

2.             The Certificate of Formation of the limited liability company is hereby amended as follows:

Second:  The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of USHI, LLC this 28th day of March, 2003.

/s/ E. Jean Kim
E. Jean Kim, Authorized Person

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

UNIVISA SATELLITE HOLDINGS, INC.

Univisa Satellite Holdings, Inc., a corporation organized and existing under and by the virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST:   That, pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, the Board of Directors adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of said corporation, and declared said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

“FIRST:   The name of the Corporation is USHI, Inc.”

SECOND:   That, thereafter, pursuant to resolutions of the Board of Directors of said corporation, the sole stockholder of said corporation, upon written consent as authorized by Delaware General Corporation Law Section 228, duly authorized the above amendment.

THIRD:   That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Univisa Satellite Holdings, Inc. has caused this certificate to be signed by Lawrence Dam, its President, and attested by Charles Steinberg, its Secretary, as of the 16th day of May 1997.

UNIVISA SATELLITE HOLDINGS, INC.

		By:	Lawrence Dam
President

Attest:

By:	Charles Steinberg
Secretary

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION OF

PROTELE INVESTMENTS, INC.

Protele Investments, Inc. (the “Corporation”), a corporation organized and existing under and by the virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST:   That the Corporation has not as of the date hereof received any payment for any of its stock.

SECOND:  That, pursuant to Section 141 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation on December 18, 1992 adopted a resolution amending the Certificate of Incorporation of the Corporation as follows:

RESOLVED, that, the Corporation having not received any payment for any of its capital stock, Article FIRST of the Certificate of Incorporation of the Corporation be, and it hereby is, amended to read in its entirety as follows:

“FIRST:  The name of the Corporation is Univisa Satellite Holdings, Inc.”

THIRD:  That said amendment was duly adopted in accordance with the applicable provisions of Section 241 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Protele Investments, Inc. has caused this Certificate to be signed by its Vice-President and Treasurer, and attested by its Secretary, this 23rd day of December, 1992.

PROTELE INVESTMENTS, INC.

		By:	/s/ Maximiliano Arteaga
Maximiliano Arteaga Vice President and Treasurer

Attest:

By:	/s/ Lawrence W. Dam
Lawrence W. Dam Secretary

STATE OF DELAWARE
CERTIFICATE OF CONVERSION
FROM A CORPORATION TO
A LIMITED LIABILITY COMPANY
PURSUANT TO
SECTION 266 OF THE DELAWARE GENERAL CORPORATION LAW

1.                                       The name of the corporation immediately prior to filing this Certificate is:

USHI, Inc.

2.                                       The date the Certificate of Incorporation was filed on is November 10, 1987.

3.                                       The original name of the corporation as set forth in the Certificate of Incorporation is:

Protele Investments, Inc.

4.                                       The name of the limited liability company as set forth in the formation is:

USHI, LLC

5.                                       The conversions has been approved in accordance with the previsions of Section 266 of the Delaware General Corporation Law.

By:	/s/ James W. Cuminale
Name: James W. Cuminale
Title: Executive Vice President and
Corporate Secretary

Dated: July 23, 2002